SIXTEENTH AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, Graphic Packaging International, LLC (the “Company”) maintains for the benefit of its employees the GPI Savings Plan (the “Plan”); and

WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, LLC (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

    WHEREAS, the Retirement Committee deems it desirable to amend the Plan (i) to provide for immediate eligibility to receive Supplemental Employer Contributions beginning January 1, 2023, and (ii) to provide that participants who complete an Hour of Service on or after January 1, 2023, will be fully vested in Supplemental Employer Contributions after completing one Year of Vesting Service.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2023, as follows:

1.Section2.1(b) is amended to read as follows:

(b)    Supplemental Employer Contributions. Except as provided in subsections (c) and (d) hereof, and solely for purposes of determining the amount and allocation of Supplemental Employer Contributions beginning January 1, 2023, every Covered Employee will become an Active Participant on the Entry Date coincident with or next following his Employment Date.

2.Section 8.1(b) of the Plan is amended by adding the following to the end thereof:

    (b)    Supplemental Employer Contribution and Match Direct - Graded (Pre-2008 Smurfit Match), Artistic Carton Employer and Artistic Carton Match Accounts.
Except as provided in Sections 8.2, 8.3 and 8.4, the Supplemental Employer Contribution Account, Match Direct - Graded (Pre-2008 Smurfit Match) Account, Artistic Carton Employer Account and Artistic Carton Match Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:
    Years of Vesting Service            Vested Percentage of
     Completed by Participant            Participant’s Account

    Less than 1 Year                     0%
    1 Year, but less than 2                     20%
    2 Years, but less than 3                 40%
    3 Years, but less than 4                 60%
    4 Years but less than 5                 80%
    5 Years or more                    100%

    Notwithstanding the foregoing, a Participant who completes an Hour of Service on or after January 1, 2023, will be fully vested in his Supplemental Employer Contribution Account in accordance with the following vesting schedule, based on the Participant’s Years of Vesting Service:

    Years of Vesting Service            Vested Percentage of
     Completed by Participant            Participant’s Account

    Less than 1 Year                     0%
    1 Year or more                     100%

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Fifteenth Amendment to the GPI Savings Plan this 10th day of November, 2022.

GRAPHIC PACKAGING INTERNATIONAL, LLC RETIREMENT COMMITTEE MEMBERS

By:         /s/ Stephen R. Scherger
            Stephen R. Scherger

By:         /s/ Elizabeth Spence
            Elizabeth Spence

By:         /s/ Brad Ankerholz
            Brad Ankerholz

By:         /s/ Charles D. Lischer
            Charles D. Lischer

By:         /s/ Janet Hunt
            Janet Hunt

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